UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 15, 2007

Glowpoint, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction	(Commission	(I.R.S Employer
of incorporation)	File Number)	Identification No.)

225 Long Avenue Hillside, NJ	07205
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(312) 235-3888

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 15, 2007, Glowpoint, Inc. (the "Company") amended the employment agreements of Michael Brandofino, its Chief Executive Officer and President, and Joseph Laezza, its Chief Operating Officer. Mr. Brandofino’s agreement was amended to (i) reflect his title as Chief Executive Officer and President, (ii) grant 400,000 restricted shares of the Company’s common stock, with one-half of such restricted shares vesting on each of May 15, 2009 and May 15, 2011, and (iii) grant an option to purchase 200,000 shares of the Company’s common stock, with one-half of such options vesting immediately and the remaining 100,000 options vesting in equal installments on May 15, 2008, May 15, 2009, and May 15, 2010. This brief description of Mr. Brandofino’s employment agreement amendment is qualified by reference to the provisions of the agreement attached to this report as Exhibit 99.1.

Mr. Laezza’s agreement was amended to (i) reflect his title as Chief Operating Officer, (ii) grant 100,000 restricted shares of the Company’s common stock, with one-half of such restricted shares vesting on each of May 15, 2009 and May 15, 2011, and (iii) grant an option to purchase 250,000 shares of the Company’s common stock, with one-half of such options vesting immediately and the remaining 125,000 options vesting in equal installments on May 15, 2008, May 15, 2009, and May 15, 2010. This brief description of Mr. Laezza’s employment agreement amendment is qualified by reference to the provisions of the agreement attached to this report as Exhibit 99.2.

Additionally, the Company amended the employment agreements of Edwin F. Heinen, the Company’s Chief Operating Officer, and David W. Robinson, the Company’s Executive Vice President and General Counsel, to provide for the vesting of restricted stock upon a change of control, regardless of whether continuing employment is offered. Attached as Exhibits 99.3 and 99.4, respectively, are the employment agreement amendments of Mr. Heinen and Mr. Robinson.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired. Not Applicable.

(b)	Pro Forma Financial Information. Not Applicable.

(c)	Exhibits

	Exhibit No.	Description

	Exhibit 99.1	Employment Agreement Amendment between the Company and Michael Brandofino, dated May 15, 2007.

	Exhibit 99.2	Employment Agreement Amendment between the Company and Joseph Laezza, dated May 15, 2007.

	Exhibit 99.3	Employment Agreement Amendment between the Company and Edwin F. Heinen, dated April 24, 2007.

	Exhibit 99.4	Employment Agreement Amendment between the Company and David W. Robinson, dated April 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

BY:	/s/ Michael Brandofino
Michael Brandofino
Chief Executive Officer and President

Date: May 21, 2007